Exhibit 10.57
CON-WAY INC.
2005 SUPPLEMENTAL EXCESS RETIREMENT PLAN
AMENDED AND RESTATED DECEMBER 2008

CON-WAY INC.
2005 SUPPLEMENTAL EXCESS RETIREMENT PLAN
AMENDED AND RESTATED DECEMBER 2008

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INDEX OF TERMS

Term	Section	Page
Actuarial Equivalent	6.07	10
Administration Appendix	Preamble	1
Affiliate	2.01-2	2

Basic Benefit	3.02-1 (a)	3
Basic Compensation	3.02-1 (a)	3
Board	4.04-2	7
Break in Service Years	3.03	4

Code	Preamble	1
Committee	4.01-1	6
Company	Preamble	1
Compliance Appendix	Preamble	1

Deferred Compensation Plan	6.02	9

Employer	2.01-3	2
ERISA	1.02-2	2

Participant	3.01-2	3
Plan	Preamble	1
Plan Administrator	4.02	6
Plan Sponsor	2.01-1	2
Plan Year	1.01-2	1
Prior Plan	Preamble	1

Retirement Plan	Preamble	1

Section 409A	Preamble	1
Specified Employee	3.04-4	5
Spouse	3.02-3	4
Supplemental Basic Compensation	3.02-2	3

Termination Date	5.02-1	8

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CON-WAY INC.
2005 SUPPLEMENTAL EXCESS RETIREMENT PLAN
AMENDED AND RESTATED DECEMBER 2008
Preamble
     Con-way Inc. (the “Company”) maintains a Supplemental Excess Retirement Plan (the “Prior Plan”) for the purpose of providing key executives of the Company with retirement benefits in excess of those benefits provided under the Con-way Pension Plan, formerly named the CNF Inc. Retirement Plan (the “Retirement Plan”) and the EWA Pilots’ Retirement Plan. The Company has amended the Prior Plan to limit it to pre-2005 accruals. As a consequence, the Prior Plan need not meet the requirements of Section 409A of the Internal Revenue Code (the “Code”). The Company initially adopted this 2005 Supplemental Excess Retirement Plan (the “Plan”) under its former name, the CNF Inc. 2005 Supplemental Excess Retirement Plan, to provide for post-2004 accruals in such a way as to meet the requirements of Code Section 409A, the regulations thereunder and any additional guidance (including Notice 2005-1) provided by the Treasury Department thereunder (collectively, “Section 409A”), and has maintained and operated the Plan in good faith compliance with the requirements of Section 409A since its adoption. The Company previously amended and restated the Plan effective January 1, 2008, to comply with the provisions of Section 409A. The Company hereby further amends and restates the Plan in its entirety effective January 1, 2009. For the period from January 1, 2005 through December 31, 2008, the Plan observed good faith operational compliance with Section 409A in accordance with transitional guidance issued thereunder. A separate appendix (the “Compliance Appendix”) sets forth the transition rules used for administration of the Plan implemented as a good faith effort to comply with Section 409A prior to the effective date of the final Treasury regulations thereunder; by this reference, the Compliance Appendix is specifically incorporated into this Plan.
     A separate appendix (the “Administrative Appendix”) sets forth additional rules and procedures governing the administration of this Plan; by this reference, the Administrative Appendix is specifically incorporated into this Plan.
ARTICLE 1
Effective Date; Tax and ERISA Status
     1.01 Effective Date; Plan Year
          1.01-1 The Plan shall be effective January 1, 2005. The effective date of this restated Plan document shall be January 1, 2009.
          1.01-2 The “Plan Year” of the Plan shall be the calendar year, the same as for the Retirement Plan.

     1.02 Tax and ERISA Status
          1.02-1 The Plan is not intended to qualify under Code Section 401(a).
          1.02-2 The Plan is intended to constitute a plan of deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(4) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
ARTICLE 2
Application to the Company and Affiliates
     2.01 Affiliates
          2.01-1 The Company is the “Plan Sponsor;” it sponsors the Plan for its employees and for the employees of any Affiliate that is an Employer under the Plan.
          2.01-2 “Affiliate” means a corporation, person or other entity that is one of the following:
          (a) A member, with an Employer, of a controlled group under Code Section 414(b).
          (b) A member, with an Employer, of a group of trades or businesses under common control under Code Section 414(c).
          (c) A member, with an Employer, of an affiliated service group under Code Section 414(m).
          (d) A member, with an Employer, of a group of employers required to be aggregated under Code Section 414(o).
          2.01-3 Employer
     “Employer” means the Company or any Affiliate that is an Employer under the Retirement Plan. Except as otherwise provided, references in the Plan to “Employers” shall mean all of the Company and each Affiliate that is an Employer under the Retirement Plan.

ARTICLE 3
Participation and Benefits
     3.01 Participation
          3.01-1 Any employee of Employer who participates in the Retirement Plan shall be eligible for this Plan if the employee has either of the following:
          (a) Compensation deferred under an elective nonqualified deferred compensation plan of Employer.
          (b) Compensation, as defined in a Retirement Plan, in excess of the limit imposed by Code Section 401(a)(17).
          3.01-2 “Participant” means any employee of Employer who satisfies the conditions of 3.01-1.
          3.01-3 In the event a Participant Separates from Service and subsequently resumes providing services to the Company or any of the Employers (whether or not such an “Employer” under the Retirement Plan) such return to service shall have no effect on the time or form of any Plan payments being made to the Participant as of the date Participant’s services resume. Where following such return to service the Participant accrues additional benefits under this Plan, any additional accrual shall be payable under the terms of this Plan when the Participant again Separates from Service.
          3.01-4 At the time of benefit commencement, each Participant shall, if applicable, file a beneficiary designation form with the Plan Administrator, in such form as the Plan Administrator may approve, naming a specific beneficiary or beneficiaries, subject to the rules that apply to designations of beneficiaries under the Retirement Plan, including consent requirements, rules for determining beneficiaries in the absence of a valid designation, and disclaimers, with such changes as may be made by the Plan Administrator.
     3.02 Amount of Benefit
          3.02-1 A Participant shall have a retirement benefit under the Plan equal to the excess of (a) over (b) based on the Retirement Plan covering the Participant:
     (a) The “Basic Benefit,” as defined in the Retirement Plan, the Participant would have had if Supplemental Basic Compensation were used in place of “Basic Compensation” as defined in the Retirement Plan.
     (b) The sum of (i) the Participant’s actual Basic Benefit under the Retirement Plan and (ii) the Participant’s retirement benefit provided by the Prior Plan.
          3.02-2 “Supplemental Basic Compensation” means a Participant’s Basic Compensation increased to include:

     (a) Any compensation deferred by the Participant pursuant to a nonqualified deferral arrangement that, but for such arrangement, would have been included in Basic Compensation; and
     (b) Any compensation that would have been included in Basic Compensation but for the limitations imposed by Code Section 401(a)(17).
An amount described in (a) shall be counted as Supplemental Basic Compensation in the year in which it would have been paid but for such deferral. An amount described in (b) shall be counted as Supplemental Basic Compensation in the year paid.
          3.02-3 If the surviving Spouse of a Participant is entitled to a pre-retirement survivor annuity under a Retirement Plan, the Spouse shall have a benefit under this Plan calculated by applying the provisions of the Retirement Plan for the amount of pre-retirement survivor annuity to an accrued benefit of the Participant on the date of death equal to the excess benefit described in 3.02-1. For purposes of the Plan, the term “Spouse” has the meaning set forth in the Defense of Marriage Act of 1996 (P.L. 104-199), as amended. (As of January 1, 2005, this definition is a legal union between one man and one woman as husband and wife.)
     3.03 Vesting
     A Participant’s retirement benefit under this Plan shall become vested at the same time as the Participant’s retirement benefit under the Retirement Plan becomes vested. If the Participant forfeits retirement benefits due to having five consecutive “Break in Service Years” as defined in the Retirement Plan, the Participant’s benefits under this Plan also shall be forfeited.
     3.04 Time and Form of Benefits
          3.04-1 A retirement benefit or preretirement survivor annuity under this Plan shall be paid at the same time and in the same form as the corresponding benefit is paid under the Retirement Plan; provided, however that, if such payment would cause the Plan to fail to meet the requirements of Section 409A, the retirement benefit or preretirement survivor annuity under this Plan shall be paid at the time and in the form the corresponding benefit would have been paid under the Retirement Plan if:
     (a) The Participant had elected to commence benefits under the Retirement Plan at the earliest time permitted but not before the time the Participant had incurred a Separation from Service (as that term is defined in the Deferred Compensation Plan).
     (b) If the Participant has no Spouse when benefits would have commenced, benefits were paid in the form of the “Basic Benefit” as defined in the Retirement Plan.

     (c) If the Participant has a Spouse when benefits would have commenced, benefits were paid in the form of a life annuity with fifty percent (50%) payments continued to the Spouse, an Actuarially Equivalent annuity with seventy-five percent (75%) payments continued to the Spouse or an Actuarially Equivalent annuity with full, unreduced payments continued to the Spouse. The Participant may elect any of these joint and survivor annuity options at the time of benefit commencement.
          3.04-2 If a Participant dies after benefits under this Plan commence, survivor benefits, if any, shall be paid in accordance with the form of benefit being paid to the Participant under this Plan.
          3.04-3 Effective as of January 1, 2009, if the Actuarial Equivalent lump sum value of a benefit payable to a Participant or surviving Spouse is less than the applicable dollar amount under Code Section 402(g)(1)(B) in effect in the calendar year of the Participant’s Separation from Service, payment shall be made at that time in a lump sum and not in the form provided in 3.04-1 or 3.04-2. Such lump sum payment shall be paid as soon as administratively practicable following the Participant’s Separation from Service, but not later than two and one-half (2 1/2) months following such Separation from Service. Where a Participant Separates from Service, begins receiving Plan benefit payments (either as a lump sum or in the form provided in 3.04-1 or 3.04-2), returns to service with the Company or any of the Employers and accrues additional benefits under this Plan, the entire benefit to the Participant, both paid and payable, must be taken into consideration when determining whether it qualifies for lump sum payment under this subsection 3.04-3, including any amounts already paid to Participant as a lump sum. Prior to January 1, 2009, the lump sum payment threshold was $10,000.
          3.04-4 Notwithstanding the foregoing provisions of this Section 3.04, if the Participant is a “Specified Employee” (as that term is defined in the Deferred Compensation Plan) and the payment of benefits is on account of a Participant’s Separation from Service, benefits may not be paid or commence before the earlier of (a) the date that is six (6) months after the Participant’s Separation from Service or (b) the Participant’s death. Benefits that were scheduled to be paid during the six (6) month period following the Participant’s Separation from Service, but which were delayed pursuant to this Section 3.04-4, shall be paid on or as soon as administratively practicable after the first day of the seventh month after the Participant’s Separation from Service (or if earlier, the date of the Participant’s death). Benefits that were originally scheduled to be paid following the six (6) months after the date of the Participant’s Separation from Service shall continue to be paid according to their pre-determined schedule.

ARTICLE 4
Administration
     4.01 Administrative Committee
          4.01-1 “Committee” means the Administrative Committee or any other committee with responsibility for administering the Retirement Plan.
          4.01-2 Documents may be signed for the Committee by the chair, the secretary or other persons designated by the Committee.
     4.02 Plan Administrator; Plan Administrator Powers and Duties
          4.02-1 The Plan Administrator shall interpret the Plan, shall decide any questions about the rights of Participants, surviving Spouses and Beneficiaries and in general shall administer the Plan. All actions taken by the Plan Administrator (or its delegate) will be conclusive and binding on all persons having any interest under the Plan, subject only to the claims procedures in the Administrative Appendix. All findings, decisions and determinations of any kind made by the Plan Administrator or its delegate shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner. The Company intends the Plan to meet the requirements of Section 409A. The Plan Administrator shall interpret the Plan in such a way as to meet such requirements.
          4.02-2 The Committee shall be the “Plan Administrator” under federal laws and regulations applicable to plan administration and shall comply with such laws and regulations. The general counsel for the Company shall be the agent for service of process on the Plan at the Company’s address.
          4.02-3 The Plan Administrator may delegate all or part of its administrative duties to one or more agents and may retain advisors to assist it. The Plan Administrator may consult with and rely upon the advice of counsel who may be counsel for the Company. The Plan Administrator shall retain an enrolled actuary, who shall be the same as the enrolled actuary for the Retirement Plan.
          4.02-4 The Plan Administrator shall keep records of all relevant data about the rights of all persons under the Plan, may adjust any retirement benefit payable under the Plan and may recoup overpayments if an error in relevant data or calculation is discovered. The Plan Administrator shall determine eligibility to participate, the proper recipient of benefits, the service of any employee, and (subject to the limitations imposed by Section 409A), instruct the Trustee (if any there be) on distributions.
     4.03 Claims Procedure
          4.03-1 The Plan’s claims procedure shall be as set forth in the Plan’s Administrative Appendix.
     4.04 Authority to Act for the Company or Employer

          4.04-1 Except as provided in 4.04 2, all authority of the Company or any Employer under this Plan shall be exercised by the chief executive officer of the Company, who may delegate all or any part of such authority.
          4.04-2 The power to amend or terminate the Plan may be exercised only by the Board of Directors of the Company (the “Board”), except as provided in 4.04 3. Notwithstanding the foregoing to the contrary, the provisions set forth in the Administrative Appendix may be amended by either the Board or the Plan Administrator.
          4.04-3 Any officer of the Company may amend the Plan to make technical, administrative or editorial changes on advice of counsel to comply with applicable law or to simplify or clarify the Plan.
          4.04-4 The Board of Directors of the Company or of an Employer shall have no administrative or investment authority or function. Membership on the Board shall not make a person a plan fiduciary.
     4.05 Expenses; Indemnification
          4.05-1 The Plan Administrator shall not be compensated for services. The Plan Administrator shall be reimbursed for all expenses.
          4.05-2 The Company shall indemnify and defend any Plan fiduciary who is an officer, director or employee of an Employer from any claim, loss, liability, or expense, including attorneys’ fees, arising from any action or inaction in connection with the Plan, subject to the following:
          (a) Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not contrary to the terms of the Plan.
          (b) Coverage shall be reduced to the extent of any insurance proceeds.
     4.06 Trust
     Amounts payable to a Participant, surviving Spouse or beneficiary under this Plan shall be paid from the general assets of the Company (including without limitation the assets of any trust established to fund payment of obligations hereunder) exclusively. A Participant’s right to Plan distributions shall be no greater than the rights to payment of general, unsecured creditors of the Company. The Company may, in its discretion, establish one or more grantor trusts (as defined in Code Section 671 et seq.) to facilitate the payment of benefits hereunder; however, the Company shall not be obligated under any circumstances to fund its financial obligations under the Plan. Any assets which the Company may acquire or set aside to defray its financial liabilities shall be subject to the claims of its general creditors in the event of the Company’s insolvency. The assets of any such trust shall not, at any time, be located outside of the United States or transferred outside of the United States. References herein to a “Trustee” shall be to that person who is responsible for administration and management of such a trust in accordance with its terms.
ARTICLE 5
Amendment and Termination
     5.01 Amendment
     The Company, acting through its Board, may amend this Plan at any time, except that no amendment shall reduce or otherwise materially and adversely affect the benefits under this Plan of a Participant accrued on the basis of service and compensation up to the date on which the amendment has been adopted and communicated to affected Participants. Notwithstanding the foregoing, the Board may amend the Plan retroactively to the extent required to qualify the Plan under Section 409A, to the extent the Board is of the opinion that such an amendment is required to avoid the imposition of additional tax liabilities on a Participant under Section 409A or to conform the Plan to the provisions and requirements of any applicable law, provided that no such amendment may reduce any Participant’s accrued benefits hereunder. . No such amendment shall be considered economically prejudicial to any interest of a Participant, surviving Spouse or beneficiary hereunder.
     5.02 Termination
          5.02-1 The Company reserves the right to terminate the Plan at any time. Upon termination of the Plan, the Company may elect to accelerate distribution of Participant accrued benefits hereunder, but only if the accelerated distribution would not result in additional tax to the Participants under Section 409A. As of the date that the Company takes all necessary action to irrevocably terminate and liquidate the Plan (the “Termination Date”), the benefit rights of each Participant shall be limited to those accrued on the basis of service and compensation up to the Termination Date.
          5.02-2 Upon termination, the Company may satisfy the benefit rights of Participants and surviving Spouses by any of the following:
          (a) Continuing the Plan to pay benefits in accordance with the payment forms determined under 3.04, including benefits commencing after the termination date.
          (b) Paying to each Participant, and to each surviving Spouse then in pay status, a lump sum equal to the Actuarial Equivalent present value of the benefit accrued as of the termination date; provided, however, that unless otherwise permitted by Section 409A, no such payment shall be made within twelve (12) months of the Termination Date; and provided, further, that all such payments shall be completed within twenty four (24) months of the Termination Date.

     (c) Purchasing and distributing to each Participant, and to each surviving Spouse then in pay status, an insurance company annuity contract providing the benefit accrued as of the termination date.
ARTICLE 6
General Provisions
     6.01 Information for Plan Administrator
          6.01-1 The Plan Administrator may accept as correct and rely on any information furnished by the Company or an Employer. The Plan Administrator may not demand an audit, investigation or disclosure of the records of the Company or any Employer.
          6.01-2 The Plan Administrator may require satisfactory proof of data from a Participant, surviving Spouse, joint or contingent annuitant or beneficiary. A Participant will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder. The Plan Administrator may adjust any retirement benefit if an error in relevant data is discovered.
     6.02 Applicable Law; Captions; Capitalized Terms
     The provisions of this Plan shall be construed and interpreted according to the laws of the State of California, to the extent not preempted by federal law. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions. Capitalized terms not otherwise defined herein shall have the meanings prescribed to them under the 2005 Deferred Compensation Plan for Executives and Key Employees as Amended and Restated December 2008, or its successor plan (the “Deferred Compensation Plan”).
     6.03 Plan Binding on All Parties; Liability for Benefits
     This Plan shall be binding upon the heirs, personal representatives, successors and assigns of all present and future parties. An Employer other than the Company shall have no liability to a Participant or a Participant’s surviving Spouse or beneficiary for payment of any benefits under the Plan.
     6.04 Not Contract of Employment
     The adoption and maintenance of the Plan shall not confer on any Participant any right to continue in the employ of an Employer, and shall not interfere with the right of an Employer to discharge any person without regard to the effect that such discharge might have on the person as a Participant. This Plan shall only create a contractual obligation on the part of the Company, and shall not be construed as creating a trust or any fiduciary relationship.
     6.05 Notices
     Except as otherwise required or permitted under other provisions of this Plan or under applicable law, any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postpaid as first-class mail. Notices to the Company, Employer, or the Plan Administrator shall be directed to:
Corporate Benefits Office
Con-way Inc.
1717 NW 21st
Portland, OR 97209
PO Box 3680
Portland, OR 97208
     6.06 Benefits Not Assignable
     Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency. Notwithstanding the preceding provisions of this section, the Plan Administrator will recognize the provisions of a qualified domestic relations order as defined in ERISA Section 206(d) that does not change the timing of the Participant’s benefit payments.
     6.07 Actuarial Equivalency
     “Actuarial Equivalent” or “Actuarially Equivalent” means an amount equivalent in value as determined by the enrolled actuary retained for the Plan. The factors for determining equivalent value shall be the same as those used under the Retirement Plan.
     6.08 Savings Clause
     The Company intends the Plan to meet the requirements of Section 409A. Any Plan provision that does not meet such requirements shall be reformed so as to satisfy such requirements if such reformation may be accomplished without substantially adversely affecting a Participant’s benefits, and if in the good faith determination of the Plan Administrator such result cannot be achieved, shall be treated as void. Moreover, for purposes of applying the provisions of Section 409A to this Plan, each separately identified amount to which Participant is entitled under this Plan shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Plan shall be treated as a right to a series of separate payments.
     6.09 Payment of Withholding
     As a condition of receiving benefits under the Plan, the Participant shall pay the Company and/or the applicable Employer not less than the amount of all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or entitlement to benefits hereunder. The Company may withhold taxes from any benefits paid in its sole determination.
     IN WITNESS WHEREOF, the Company has executed this Plan restatement on December 1, 2008.
CON-WAY INC.

By:
Its: Senior Vice President, General Counsel and Secretary

ADMINISTRATIVE APPENDIX TO
CON-WAY INC.
2005 SUPPLEMENTAL EXCESS RETIREMENT PLAN
AMENDED AND RESTATED DECEMBER 2008
     I. Claims Procedure. Claims for benefits shall be administered in accordance with the procedures set forth in this Administrative Appendix and any additional written procedures that may be adopted from time to time by the Plan Administrator. The Plan Administrator may designate one or more members of the Committee or one or more persons in the Company’s corporate benefits department to act on behalf of the full Committee to review and decide claims.
          A. Submission of Claim
     A claim for benefit payment under this Plan shall be considered filed when a written request is submitted to the Plan Administrator. The Plan Administrator shall respond to a claim in writing or electronically. An authorized representative may act on behalf of a Participant, surviving Spouse or beneficiary (hereinafter “Claimant”) who claims benefits.
          B. Notice of Denial
     Any time a claim for benefits is wholly or partially denied, the Claimant shall be given written or electronic notice of such action within ninety (90) days after the claim is filed, unless special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial 90-day period. The extension shall not exceed 180 days after the claim is filed.
     Such notice will indicate i) the reason for denial, ii) the specific provisions of the Plan on which the denial is based, iii) an explanation of the claims appeal procedure including the time limits applicable to the procedure and a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA and iv) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.
          C. Right to Request Review
     Any person who has had a claim for benefits denied by the Plan Administrator, who disputes the benefit determination, or is otherwise adversely affected by action of the Plan Administrator, shall have the right to request review by the Plan Administrator. The Plan Administrator or its delegate shall provide a full and fair review that takes into account all comments, documents, records, and other information submitted relating to the claim, without regard to whether the information was previously submitted or considered in the initial benefit determination. Such request must be in writing, and must be made within sixty (60) days after such person receives notice of the denial. If written request for review is not made within such 60-day period, the Claimant shall forfeit his or her right to review. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. The Claimant may submit written comments, documents, records and other information relating to the claim.
          D. Review of Claim
     The Plan Administrator or its delegate shall then review the claim. The Plan Administrator or its delegate may hold a hearing if it is deemed necessary and shall issue a written decision reaffirming, modifying or setting aside the initial determination by the Plan Administrator within a reasonable time and not later than sixty (60) days after receipt of the written request for review, or 120 days if special circumstances, such as a hearing, require an extension. If an extension is required, the Claimant shall be notified in writing or electronically within the initial 60-day period of the extension, the special circumstances requiring the extension, and the date by which the Plan expects to render a determination.
     A copy of the decision shall be furnished to the Claimant. The decision shall set forth the specific reasons for the decision and specific Plan provisions on which it is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim, and a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA. The decision shall be final and binding upon the Claimant and all other persons involved.

COMPLIANCE APPENDIX TO
CON-WAY INC.
2005 SUPPLEMENTAL EXCESS RETIREMENT PLAN
AMENDED AND RESTATED DECEMBER 2008
This Compliance Appendix to the Con-way Inc. 2005 Supplemental Excess Retirement Plan (the “Plan”) documents the transition rules used for administration of the Plan implemented as a good faith effort to comply with Section 409A prior to the final effective date of the final regulations issued under Code Section 409A.
Generally, these transition rules were applicable to benefits accrued or vested on or after January 1, 2005. In 2008, the Plan was twice restated to comply with the final regulations under Section 409A.
During January 1, 2005 through December 31, 2008, the Plan relied on the following transition rules under Notice 2007-86:
Time and Form of Payment Elections Linked to Qualified Plan:
During the period January 1, 2005 through December 31, 2007, the Plan linked a Participant’s time of payment commencement and form of payment elections to the Participant’s time and form of payment elections under the Retirement Plan.
Pursuant to Notice 2007-86, “where a non-qualified deferred compensation plan provides as of October 3, 2004, that the time and form of payment to a service provider or beneficiary will be the same time and form of payment elected by the service provider or beneficiary under a qualified plan, it will not be a violation of section 409A for the plan administrator to make or commence payments under the nonqualified deferred compensation plan on or after January 1, 2005 and on or before December 31, 2008, pursuant ot the payment election under the qualified plan.”
Since Plan benefits were subject to a provision linking time and form of payment elections to those under the Retirement Plan as of October 3, 2004, the Plan’s administrative practice to link the time and form of payment with Participants’ Retirement Plan elections during January 1, 2005 through December 31, 2007, complied with the above-referenced provisions of Notice 2007-86 and therefore was not a violation of Code section 409A.